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                                                                  EXHIBIT 23.1


Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation of our report on the consolidated balance sheet of Personnel Group of America, Inc. as of December 29, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended December 29, 1996, included in this Form 10-K into Personnel Group of America, Inc.'s previously filed registration statements on Form S-8 (File No. 333-19541 and File No. 333-39361) and Form S-3 (File No. 333-31863).

                                                    /s/ ARTHUR ANDERSEN LLP


Charlotte, North Carolina
  March 26, 1998.